EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-165979) of Icagen, Inc.;

(2)	Registration Statement (Form S-8 No. 333-123474) pertaining to the 1996 Amended Equity Compensation Plan and 2004 Stock Incentive Plan of Icagen, Inc., and

(3)	Registration Statement (Form S-8 No. 333-145123) pertaining to the 2004 Stock Incentive Plan of Icagen, Inc., as amended;

of our report dated March 9, 2011, with respect to the financial statements of Icagen, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 9, 2011